UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2012

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2012, Crumbs Bake Shop, Inc. (“CBS”) issued a press release announcing that Jason Bauer and Mia Bauer, the co-founders of CBS’ operating subsidiary, Crumbs Holdings LLC (“Holdings” and together with CBS, “Crumbs”), resigned as officers and employees of Crumbs effective November 28, 2012 to pursue personal endeavors and business ventures. Mr. Bauer served as the Executive Vice President of Business Development of CBS and Holdings, and Ms. Bauer served as Vice President and Creative Director of CBS and Holdings. Mr. Bauer also served on the board of directors of CBS and on the board of managers of Holdings, and he also resigned from these directorships on November 28, 2012. A copy of CBS’ press release is filed herewith as Exhibit 99.1.

In connection his resignation, Mr. Bauer entered into a Separation Agreement, dated November 28, 2012, with Crumbs (the “Separation Agreement”). The material terms of the Separation Agreement are as follows:

•	Crumbs will pay Mr. Bauer all unpaid base salary that has accrued through November 28, 2012.

•	Crumbs will make a lump sum cash payment to Mr. Bauer in the amount of $1,000 in exchange for Mr. Bauer’s release of all claims that he has or may have against Crumbs and its affiliates, except for claims relating to rights to indemnification to which he may be entitled, directors and officers insurance rights to which he may be entitled, rights to contribution from Crumbs to which he may be entitled, rights that he may have in his capacity as an equityholder of CBS or Holdings, rights under the Separation Agreement, and rights to vested employee benefits.

•	Crumbs agreed to indemnify Mr. Bauer for his costs and expenses incurred in the event that any of Crumbs’ landlords attempt to enforce the personal guarantees issued to such landlords by Mr. Bauer.

•	Crumbs agreed to release Mr. Bauer from any claims that it has or may have against Mr. Bauer for recovery of the compensation paid to him during the term of his employment under his Amended and Restated Employment Agreement, dated as of November 14, 2011, with Crumbs.

In addition to the foregoing terms, the Separation Agreement also contains representations, warranties and covenants that are customary for this type of agreement.

The foregoing summary of the Separation Agreement is intended only as a summary and is qualified in its entirety by the terms of the Separation Agreement, a copy of which will be filed as an exhibit to the Annual Report on Form 10-K for the year ending December 31, 2012 as required by Item 601(b)(10) of the Securities and Exchange Commission’s Regulation S-K.

Crumbs entered into a similar agreement with Ms. Bauer under which it agreed to make a lump sum severance payment of $75,000.

Item 8.01.	Other Events.

On November 28, 2012, Holdings joined in CBS’ press release discussed in Item 5.02 of this report, which is incorporated herein by reference, to announce that Holdings has appointed Eric Wesolowski as its Chief Operating Officer.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit 99.1      Press release dated November 28, 2012 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: November 29, 2012	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated November 28, 2012 (filed herewith).

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